Exhibit 99.7

REVOCABLE PROXY

BEN FRANKLIN FINANCIAL, INC.

SPECIAL MEETING OF STOCKHOLDERS

                , 2014

The undersigned hereby appoints the Board of Directors of Ben Franklin Financial, Inc., a federal corporation, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Ben Franklin Financial, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”), to be held at [Special Meeting Location], at      :        .m., Central Time, on [Special Meeting Date]. The Board of Directors is authorized to cast all votes to which the undersigned is entitled as follows:

	FOR	AGAINST	ABSTAIN

1.     The approval of a plan of conversion and reorganization whereby Ben Franklin Financial, MHC and Ben Franklin Financial, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in the proxy statement/prospectus;

	☐	☐	☐

2.     The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the plan of conversion and reorganization;

	☐	☐	☐

3. The following informational proposals:

3a.   Approval of a provision in the articles of incorporation of Ben Franklin Financial, Inc., a Maryland corporation (“New Ben Franklin”) requiring a super-majority vote of stockholders to approve certain amendments to New Ben Franklin’s articles of incorporation;

	☐	☐	☐

3b. Approval of a provision in New Ben Franklin’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New Ben Franklin’s bylaws;	☐	☐	☐

3c. Approval of a provision in New Ben Franklin’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New Ben Franklin’s outstanding voting stock; and	☐	☐	☐

Such other business as may properly come before the Special Meeting. The Board of Directors is not aware of any other business to come before the Special Meeting.

The Board of Directors recommends a vote “FOR” each of the above-listed proposals.

VOTING FOR APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION (“PLAN”) WILL ALSO INCLUDE APPROVAL OF THE EXCHANGE RATIO, THE ARTICLES OF INCORPORATION AND BYLAWS OF NEW BEN FRANKLIN (INCLUDING THE ANTI-TAKEOVER/LIMITATIONS ON STOCKHOLDER RIGHTS PROVISIONS AND THE ESTABLISHMENT OF A LIQUIDATION ACCOUNT FOR THE BENEFIT OF ELIGIBLE DEPOSITORS OF BEN FRANKLIN BANK OF ILLINOIS) AND THE AMENDMENTS TO BEN FRANKLIN BANK OF ILLINOIS’S CHARTER TO PROVIDE FOR RESTRICTIONS ON THE OWNERSHIP OF MORE THAN 10% OF BEN FRANKLIN BANK OF ILLINOIS’S COMMON STOCK AND A LIQUIDATION ACCOUNT FOR ELIGIBLE DEPOSITORS.

THE PROVISIONS OF NEW BEN FRANKLIN’S ARTICLES OF INCORPORATION THAT ARE SUMMARIZED AS INFORMATIONAL PROPOSALS 3A THROUGH 3C WERE APPROVED AS PART OF THE PROCESS IN WHICH THE BOARD OF DIRECTORS OF BEN FRANKLIN FINANCIAL, INC. APPROVED THE PLAN. THESE PROPOSALS ARE INFORMATIONAL IN NATURE ONLY, BECAUSE FEDERAL REGULATIONS GOVERNING MUTUAL-TO-STOCK CONVERSIONS DO NOT PROVIDE FOR VOTES ON MATTERS OTHER THAN THE PLAN. WHILE WE ARE ASKING YOU TO VOTE WITH RESPECT TO EACH OF THE INFORMATIONAL PROPOSALS LISTED ABOVE, THE PROPOSED PROVISIONS FOR WHICH AN INFORMATIONAL VOTE IS REQUESTED WILL BECOME EFFECTIVE IF STOCKHOLDERS APPROVE THE PLAN, REGARDLESS OF WHETHER STOCKHOLDERS VOTE TO APPROVE ANY OR ALL OF THE INFORMATIONAL PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSALS, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE UNVOTED PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the above-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Corporate Secretary of Ben Franklin Financial, Inc. at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Corporate Secretary of Ben Franklin Financial, Inc. at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The above-signed acknowledges receipt from Ben Franklin Financial, Inc. prior to the execution of this proxy of a Notice of Special Meeting and the enclosed proxy statement/prospectus dated             , 2014.

Dated: , 2014	☐	Check Box if You Plan to Attend the Special Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Please complete, sign and date this proxy card and return it promptly in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

The Notice of Special Meeting of Stockholders, Proxy Statement and Proxy Card are available at www.            .com.